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Exhibit 99.1

[LOGO OF THE WET SEAL, INC]

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contact:    Walter Parks, Executive Vice President/CAO
(949) 699-3922

THE WET SEAL, INC. ANNOUNCES
SALES TRENDS FOR THE THIRD QUARTER AND
BUY-BACK OF CLASS A COMMON STOCK

        FOOTHILL RANCH, CA, October 2, 2002 Businesswire/—Specialty retailer The Wet Seal, Inc. (Nasdaq: WTSLA) today reported that the improvement in comparable store sales through the third week of fiscal September was offset by a shortfall in the fourth week, which is continuing into the fifth week. If the trends in September continue into October, the Company anticipates comparable store sales for the third quarter to be in the mid to high single digit negative range. Given the shortfall in sales and an increase in markdowns and fixed costs as a percentage of sales, earnings for the third quarter would be in the range of $0.00 to $0.05 per share.

Sales are being negatively affected by a weak sweater and casual bottoms business offset by continued strong customer acceptance of the Company's accessory offerings.

If the current comparable store sales trends continue into the fourth quarter, earnings in the fourth quarter of fiscal 2002 would be below the $0.49 per share earned in the fourth quarter of fiscal 2001.

If the Company's comparable store sales continue to be negative in the fourth quarter, the number of new store openings in fiscal 2003 will be reduced to between 75 and 100 stores.

Between now and December 30, the Company anticipates having approximately 18% to 20% of its total receipts from direct imports. The Company is looking at alternative means of transportation in response to the current Longshoreman labor dispute.

The Company's Board of Directors has authorized the repurchase of up to 5.4 million shares of the Company's Class A Stock from time to time at the discretion of management. This amount includes the shares remaining which were authorized previously for repurchase and additional shares to aggregate approximately 21% of the outstanding shares of Class A Common Stock.

"The Board of Directors and management agree that the decision to buy back our stock clearly demonstrates our commitment to enhance shareholder value, and we believe that current market conditions present an attractive investment opportunity for the Company," stated Kathy Bronstein, Vice Chairman and Chief Executive Officer.

The Wet Seal, Inc., a specialty retailer of fashionable and contemporary apparel and accessory items is headquartered in Foothill Ranch, California. The Company currently operates a total of 591 stores in 46 states, the District of Columbia and Puerto Rico, of which 470 are Wet Seal/Contempo Casuals stores catering to the junior customer; 91 are Arden B. stores, focusing on a fashionable, sophisticated and contemporary customer; and 30 are Zutopia stores, targeting the 'tween' customer.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company's opening and closing of stores, profitability and growth, demand for its products or any other statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.

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THE WET SEAL, INC. ANNOUNCES SALES TRENDS FOR THE THIRD QUARTER AND BUY-BACK OF CLASS A COMMON STOCK